Exhibit 99.(d)(37)

AMENDMENT NO. 2

TO THE

SUB-ADMINISTRATION, RESEARCH AND DUE DILIGENCE, AND COMPLIANCE
SERVICES AGREEMENT

AMENDMENT NO. 2 effective February 3, 2026 (“Amendment No. 2”), to the Sub-Administration, Research and Due Diligence, and Compliance Services Agreement dated April 28, 2025 (the “Agreement”) by and among VENERABLE INVESTMENT ADVISERS, LLC, a Delaware limited liability company (the “VIA”), VENERABLE VARIABLE INSURANCE TRUST, a Delaware statutory trust (the “Trust”), and RUSSELL INVESTMENT MANAGEMENT, LLC, a Washington limited liability company (the “RIM”) (the “Agreement”).

WHEREAS, VIA, the Trust and RIM desire to add newly registered series (the “New Funds”) to the Agreement;

NOW THEREFORE, VIA, the Trust, and RIM agree to modify and amend the Agreement as follows:

1.	New Funds. Effective March 20, 2026, the following New Funds are hereby added to the Agreement on the terms and conditions contained in the Agreement:

Venerable International Equity Fund

Venerable Inflation Focused Fund

2.	Duration of Agreement for the New Funds. Unless otherwise terminated, the Agreement shall continue in effect with respect to a New Fund for two years from the date specified in Section 1 above and thereafter shall automatically continue for successive one-year periods.

3.	Schedule 1. Schedule 1 to the Agreement is hereby replaced in its entirety by Schedule 1 attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 2 as of the date first set forth above.

VENERABLE INVESTMENT ADVISERS, LLC

By:	/s/ Michal Levy
Name:	Michal Levy
Title:	Head of VIA

RUSSELL INVESTMENT MANAGEMENT, LLC

By:	/s/ Katherine El-Hillow
Name:	Katherine El-Hillow
Title:	Chairman, President & Chief Investment Officer

VENERABLE VARIABLE INSURANCE TRUST

By:	/s/ John Bruggeman
Name:	John Bruggeman
Title:	Assistant Treasurer

AMENDMENT NO. 2

to

Schedule 1

RIM shall receive a fee from VIA at the following annual rate based upon the applicable Fund’s average daily net assets:

Fund	Fee

Venerable High Yield Fund	[ ]%
Venerable Strategic Bond Fund	[ ]%
Venerable US Large Cap Strategic Equity Fund	[ ]%
Venerable US Small Cap Fund	[ ]%
Venerable Bond Index Fund	[ ]%
Venerable Intermediate Corporate Bond Index Fund	[ ]%
Venerable International Equity Fund	[ ]%
Venerable Inflation Focused Fund	[ ]%